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                                                                    EXHIBIT 24.2


                                  POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Joaquin F. Blaya and Steven E. Dawson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign the Registration Statement to which this power of attorney is attached, and any and all amendments thereto (including post-effective amendments thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed by the following persons in the capacities indicated, on October 16, 1998.


     SIGNATURE                     TITLE                         DATE
     ---------                     -----                         ----


 /S/ SIDNEY LAPIDUS           Director                       October 20, 1998
-------------------------
Sidney Lapidus